HFS Incorporated and Subsidiaries
                        COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)

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                                                           For the Years Ended December 31,
                                            1996                         1995                        1994
                               ---------------------------------------------------------------------------------
                                              Fully                         Fully                        Fully
                                 Primary      Diluted         Primary      Diluted        Primary       Diluted
                               -----------  -----------     -----------  -----------    -----------  -----------


Net income                     $   257,241  $   257,241     $   157,850  $   157,850    $   122,533  $   122,533

Convertible debt interest and
   amortization of deferred
   loan costs, net of tax            4,500        4,500           4,505        4,505             --           --
                               -----------  -----------     -----------  -----------    -----------  -----------

Net income, as adjusted        $   261,741  $   261,741     $   162,355  $   162,355    $   122,533  $   122,533
                               ===========  ===========     ===========  ===========    ===========  ===========

Weighted average common
   shares outstanding              144,784      144,784         125,967      125,967        118,746      118,746

Incremental shares for
   outstanding stock options
   and warrants                     11,342       12,110           8,257       10,256          7,663        7,691

Contingent shares                       --           --              --           --          3,126        3,126

Convertible debt                     8,252        8,252           8,266        8,266             --           --
                               -----------  -----------     -----------  -----------    -----------  -----------

Weighted average common
   common equivalent
   shares outstanding              164,378      165,146         142,490      144,489        129,535      129,563
                               ===========  ===========     ===========  ===========    ===========  ===========


Net income per share           $      1.59  $      1.58     $      1.14  $      1.12    $       .95  $       .95
                               ===========  ===========     ===========  ===========    ===========  ===========

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